CONSENT IN WRITING IN LIEU
                        OF MEETING OF BOARD OF DIRECTORS

TO THE SECRETARY OF
IDS LIFE INSURANCE COMPANY OF NEW YORK

By a Consent in Writing in Lieu of a Meeting received by the Secretary on April 17, 1996, the Board of Directors of IDS Life Insurance Company of New York, with respect to existing IDS Life of New York Accounts 4, 5, 6, 9, 10, 11, 12, 13 and 14:

         RESOLVED, That the proper officers of the Corporation are hereby authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to: establish further any separate accounts and/or subaccounts; change the designation of a separate account to another designation; and deregister a separate account.

As President of IDS Life Insurance Company of New York, I hereby establish, in accordance with the above resolution and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company of New York, the following additional accounts:

      o IDS Life of New York Account 15, to invest in shares of AXP(R) Variable Portfolio - Diversified Equity Income Fund;
      o IDS Life of New York Account 16, to invest in shares of AXP(R) Variable Portfolio - Equity Select Fund;
      o IDS Life of New York Account 17, to invest in shares of AXP(R) Variable Portfolio - Growth Fund;
      o IDS Life of New York Account 18, to invest in shares of Wells Fargo VT Small Cap Growth Fund; and
      o IDS Life of New York Account 19, to invest in shares of Alliance VP Growth & Income Portfolio (Class B).

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company of New York, the unit investment trust comprised of IDS Life of New York Accounts 4, 5, 6, 9, 10, 11, 12, 13 and 14 is hereby reconstituted as IDS Life of New York Accounts 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19.

                                                     Received by the Secretary

                                                      March 29, 2001



/s/ Timothy V. Bechtold                              /s/ Eric L. Marhoun
    -------------------                                  ---------------
    Timothy V. Bechtold                                  Eric L. Marhoun